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                                    [LETTERHEAD]


                            INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Piper Funds Inc. and
Piper Funds Inc. -- II:


We consent to the use of each of our reports dated October 18, 1996, October 25, 1996 and November 14, 1996 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statements.

                                  /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP


Minneapolis, Minnesota
February 17, 1997